Exhibit 23.1



                        CONSENT OF INDEPENDENT ACOUNTANTS

As independent public accountants, we hereby consent to the incorporation into this Form S-8 Registration Statement of our report dated February 24, 2000 included in Key Production Company Inc.'s From 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


Arthur Andersen LLP

Denver, Colorado
January 2, 2001